Exhibit 99.1

United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended August 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$338,180
Unrealized Gain (Loss) on Market Value of Futures	5,248,599
Dividend Income	6,472
Interest Income	26,101
ETF Transaction Fees	1,050
Total Income (Loss)	$5,620,402

Expenses
General Partner Management Fees	$59,776
Professional Fees	5,463
Brokerage Commissions	1,913
Non-interested Directors' Fees and Expenses	700
Prepaid Insurance Expense	305
NYMEX License Fee	1,494
Total Expenses	$69,651
Net Income (Loss)	$5,550,751

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/16	$108,315,758
Additions (250,000 Shares)	4,235,037
Withdrawals (300,000 Shares)	(5,689,059)
Net Income (Loss)	5,550,751

Net Asset Value End of Month	$112,412,487
Net Asset Value Per Share (6,350,000 Shares)	$17.70

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612